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                            NON-DISCLOSURE AGREEMENT



     This Non-Disclosure Agreement (this "AGREEMENT") is entered into as of September 20, 1999 (the "EFFECTIVE DATE") by and between Premisys
Communications, Inc. ("PREMISYS") and Zhone Corporation ("RECIPIENT").

     The parties desire to pursue certain business discussions solely for the purpose (the "BUSINESS PURPOSE") of evaluating a possible business transaction between themselves, including discussions regarding (i) the strategic importance and value of Premisys or any of its products or technology to Recipient's business, and (ii) the possible structures of any business transaction between Premisys and Recipient. In connection with such discussions, Premisys may elect to make available and disclose to Recipient certain of its confidential information solely for the Business Purpose.

     Accordingly, in consideration of the disclosure of any such confidential information by Premisys to Recipient, and the mutual agreements of the parties set forth in this Agreement, and in order to facilitate the evaluation of the possible business transaction described above, the parties agree as follows:

     1. DEFINITION OF "CONFIDENTIAL INFORMATION. As used in this Agreement, "CONFIDENTIAL INFORMATION" means all information disclosed by Premisys or its agents to Recipient (or to Recipient's attorneys, accountants or other professional advisors, collectively, its "REPRESENTATIVES") in connection with the Business Purpose, including without limitation, information regarding Premisys' products, computer software, technology, agreements, customers, suppliers, financial condition, business plans or strategies and also includes all information contained in any notes, analyses, compilations, studies, interpretations or other documents prepared by Recipient or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished by Premisys or its agents; PROVIDED, HOWEVER, that Confidential Information will NOT include information that:

         (a) is as of the Effective Date, or hereafter becomes, through no act or failure to act on the part of Recipient, generally known or readily ascertainable through proper means to persons knowledgeable in the relevant industry;

         (b) was acquired by Recipient by proper means without restriction as to use or disclosure BEFORE receiving such information from Premisys;

         (c) is hereafter rightfully furnished to Recipient by a third party, without restriction as to use or disclosure; or

         (d) was independently developed by Recipient without use of Premisys' Confidential Information.

     2. RESTRICTIONS ON USE AND DISCLOSURE. Recipient agrees: (a) to hold Premisys' Confidential Information in strict confidence; (b) not to disclose such Confidential Information to any third parties (other than on a confidential basis to its Representatives in furtherance of the


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Business Purpose); and (c) not to use any Confidential Information for any
purpose except for the Business Purpose. Recipient may disclose Premisys' Confidential Information to its employees with a bona fide need to know, but only to the extent reasonably necessary to carry out the Business Purpose. Recipient agrees to instruct all such employees that they may not use such Confidential Information for any purpose other than the Business Purpose and (except as permitted by the terms of this Agreement) not to disclose such Confidential Information to third parties, including consultants, without the prior written consent of Premisys.

     3. NON-DISCLOSURE OF TRANSACTION. Recipient will not, without the prior written consent of Premisys, disclose to any third party (except as permitted by the terms of this Agreement) the fact that any Confidential Information has been disclosed hereunder, that discussions or negotiations are taking place concerning a possible transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof); PROVIDED, HOWEVER, that Recipient (and its Representatives) may make such disclosure if, in the reasonable opinion of counsel for such party, such disclosure is required by law, regulation or any stock exchange or the Nasdaq National Market.

     4. REQUIRED DISCLOSURE. In the event that Recipient or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information of Premisys, Recipient shall provide Premisys with prompt written notice of any such request or requirement so that Premisys may seek a protective order, confidential treatment or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order, confidential treatment or other remedy or the receipt of a waiver by Premisys, Recipient or its Representatives are requested or required to make the disclosure and, in the reasonable opinion of legal counsel for Recipient, legally compelled to disclose Premisys' Confidential Information to any court, tribunal or agency or else stand liable for contempt or suffer other censure or penalty, Recipient or its Representatives may, without liability hereunder, disclose to such tribunal or agency only that portion of Premisys' Confidential Information which such counsel advises is legally required to be disclosed, provided that Recipient and its Representative exercise their best efforts to preserve the confidentiality of Premisys' Confidential Information, including, without limitation, by cooperating with Premisys to obtain an appropriate protective order or other assurance that confidential treatment will be accorded Premisys' Confidential Information by such tribunal or agency.

     5. RETURN/DESTRUCTION OF CONFIDENTIAL INFORMATION. Premisys may, at any time, deliver written notice (a "TERMINATION NOTICE") to Recipient of Premisys' election to have all tangible materials (including without limitation paper and magnetic storage media) in the possession of Recipient (or its Representatives) which contain, reflect, are based upon or derived from, in whole or in part, any of Premisys' Confidential Information ("CONFIDENTIAL MATERIALS") either returned to Premisys or, at Premisys' election, destroyed. Upon receipt of a Termination Notice, Recipient shall, within twenty (20) calendar days, either: (i) return the Confidential Materials in its possession to Premisys and instruct its Representatives to do the same; (ii) destroy the Confidential Materials in a secure manner and instruct its Representatives to do the same; or (iii) at Premisys' election, take any combination of steps (i) and (ii). Prior to the expiration of the foregoing twenty (20) period, Recipient shall certify in writing to Premisys that it has complied with its obligations under this Section 5 (a "COMPLIANCE CERTIFICATE"). Notwithstanding the


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provisions of this Section 5, if Recipient receives a Termination Notice, it shall not be required to return or destroy Confidential Materials to the extent that, in the reasonable opinion of legal counsel for such party, such return or destruction violates any law or regulation; PROVIDED, HOWEVER, that in such event Recipient shall describe in its Compliance Certificate the extent to which it is not returning or destroying Confidential Materials. Notwithstanding any return or destruction of Confidential Materials, Recipient will continue to be bound by its obligations under this Agreement with respect to Confidential Information contained or reflected in such Confidential Materials.

     6. NO LICENSE OR OTHER RIGHTS. Nothing contained in this Agreement will be construed as granting any rights to Recipient, by license or otherwise, to any of Premisys' Confidential Information except as expressly specified in this Agreement.

     7. NO REPRESENTATION OF ACCURACY. Recipient acknowledges and agrees that Premisys makes no representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information disclosed to Recipient in connection with the Business Purpose. Recipient agrees that neither Premisys nor its agents, shall have any liability to Recipient or its Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. Only those representations and warranties which are made in the final definitive agreement between the parties hereto regarding any transactions contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

     8.  NO OBLIGATION REGARDING BUSINESS PURPOSE. Each party acknowledges that
(i) neither party will be under any obligation of any kind by virtue of this Agreement to enter into any agreement relating to the Business Purpose or the possible transaction referred to herein and (ii) unless and until a binding written agreement to the contrary is executed and delivered by the parties hereto, each party reserves the absolute right, in its sole discretion, to reject any and all proposals made by the other party with regard to any possible transaction relating to the Business Purpose and to terminate discussions relating to such a possible transaction at any time.

     9. NONSOLICITATION OF EMPLOYEES. Beginning on Effective Date and continuing for a period of six months thereafter, Recipient will not, either for itself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of Premisys to terminate his or her employment with Premisys. The parties agree that general solicitation or recruitment of prospective employees through newspaper advertising or job fairs shall not be deemed a violation of this provision.

     10. STANDSTILL. Beginning on the Effective Date and continuing for a period of one (1) year thereafter, neither Recipient nor any of its affiliates will (and neither party nor any of its affiliates will assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing in advance by Premisys' Board of Directors:

         (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of any of Premisys' assets


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or businesses or any securities issued by Premisys, or any rights or options to acquire such ownership, including from a third party; or

         (b) make, or in any way participate, in any solicitation of proxies or consents with respect to any securities of Premisys which are, or may be, entitled to vote in the election of Premisys' directors ("VOTING SECURITIES"), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Premisys; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of Premisys' stock ledger, list of its stockholders or other books and records; or call or attempt to call any meeting of the stockholders of Premisys; or

         (c) form, join, or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any securities of Premisys.

     11. INJUNCTIVE RELIEF; LEGAL FEES AND EXPENSES. Recipient acknowledges that any violation of the terms of this Agreement would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Accordingly, Recipient agrees that Premisys will have the right to obtain equitable relief, including an injunction or specific performance, as a remedy for any breach of the terms of this Agreement, as well as the right to pursue any and all other rights and remedies available at law or in equity for such a breach. In the event of litigation arising from or relating to this Agreement, the party which is found to be the prevailing party by a court of competent jurisdiction in a final, non-appealable order shall receive from the non-prevailing party the reasonable legal fees and expenses, including attorney fees, incurred by the prevailing party in connection with such litigation, including any appeal therefrom.

     12. GOVERNING LAW; JURISDICTION AND VENUE. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of and venue in the United States District Court for the Northern District of California in connection with any litigation of a dispute between them arising from or relating to this Agreement and waives any and all right to object to the jurisdiction of such court or to claim that venue in such court is not proper.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to such subject matter.

     14. AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended only by the written consent of each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.


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     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

PREMISYS COMMUNICATIONS, INC.               ZHONE CORPORATION



By: /s/ John J. Hagedorn            By: /s/ Mory Ejabat
    ----------------------------        ---------------------------------------

Typed Name: JOHN J. HAGEDORN        Typed Name: MORY EJABAT
            --------------------                -------------------------------

Title: Sr. VP/Chief Financial       Title: Chairman and Chief Executive Officer
       -------------------------           ------------------------------------
       Officer
       -------------------------

                                    By:
                                        -------------------------------

                                    Typed Name: JEANNETTE SIMONDS
                                                -----------------------
                                    Title:
                                           ----------------------------


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